UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2021
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Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400
Mountain View, California 94041
(Address of Principal Executive Offices, Including Zip Code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PSTG	New York Stock Exchange LLC
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 24, 2021, Pure Storage, Inc. (“Pure”) issued a press release and will hold a conference call regarding its financial results for the quarter ended January 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information, including the exhibit(s) hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pure is making reference to non-GAAP financial information in the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.  These non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2021, Mark Garrett notified Pure of his intention to step down from Pure's board of directors by the end of calendar year 2021 in order to focus on other commitments. Mr. Garrett has served as a director of Pure since 2015. He has informed Pure that his decision to resign as a director was not due to any disagreements with Pure on any matter relating to Pure’s operations, policies or practices.

Item 8.01 Other Events.
Pure’s board of directors has authorized incremental share repurchases of up to an additional $200 million under its stock repurchase program. The authorization allows Pure to repurchase shares of its Class A common stock opportunistically and will be funded from available working capital. Repurchases may be made at management’s discretion from time to time on the open market through privately negotiated transactions, transactions structured through investment banking institutions, block purchase techniques, 10b5-1 trading plans, or a combination of the foregoing. The repurchase program does not have an expiration date, does not obligate Pure to acquire any of its common stock, and may be suspended or discontinued by the company at any time without prior notice.

Cautions Concerning Forward-Looking Statements
This report contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, related to the share repurchase and the factors that will impact the amount and timing of purchases, if any, thereunder. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the company. Risks and uncertainties include, but are not limited to, those described under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pure’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 9, 2020, and Pure’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, investors.purestorage.com or on request from the company. Pure does not undertake to update any forward-looking statements as a result of new information or future events or developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release entitled "Pure Storage Announces Fourth Quarter and Full Year Fiscal 2021 Financial Results"
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Kevan Krysler
Kevan Krysler
Chief Financial Officer
February 24, 2021